Exhibit 6.11

AMENDMENT TO
ROYALTYTRADERS LLC
CONVERTIBLE PROMISSORY NOTE

FOR GOOD AND VALUABLE CONSIDERATION, RoyaltyTraders LLC, a Delaware limited liability company (the “Company”), and Alex Guiva and his registered assigns (“Investor”), hereby amend that certain Convertible Promissory Note issued by the Company to Investor dated November 23, 2021 (this “Note”), as set forth herein, to be effective as of this 25th day of March, 2022. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Note.

1. Extension of Voluntary Prepayment. The date “March 31, 2022” stated in paragraph 1(b) of the Note shall be replaced with the date “July 31, 2022.”

2. Condition to Voluntary Prepayment. Notwithstanding anything herein or in the Note to the contrary, the Company shall be permitted to prepay the Note any time prior to July 31, 2022, pursuant to paragraph 1(b) of the Note only if (i) after such prepayment, the Company holds cash of not less than $500,000.00, or (ii) the Investor provides its prior written consent to the prepayment.

3. Except as specifically set forth herein, the Note shall remain in full force and effect.

ROYALTYTRADERS LLC

By:	/s/ Sean Peace
Sean Peace, President

INVESTOR

/s/ ALEX GUIVA
ALEX GUIVA

AMENDMENT TO ROYALTYTRADERS LLC
WARRANT TO PURCHASE COMMON UNITS

This Amendment to that certain Warrant to Purchase Common Units issued November 23, 2021 (the “Warrant”) to Alexander Guiva (the “Holder”) by RoyaltyTraders LLC, a Delaware limited liability company (the “Company”) is entered into to be effective as of this 25th day of March, 2022.

The Holder and the Company agree to amend the Warrant as follows:

1. Increase in Common Units subject to the Warrant. Paragraph 1 of the Warrant is amended to provide that the “Warrant Units” shall be Common Units issued by the Company totaling 2.0% of the fully-diluted membership interests in the Company on the date of exercise of the Warrant.

2. Reaffirmation of Representations and Warranties. Each of the Holder and the Company reaffirms, as of the date of this Amendment, the representations and warranties provided by it to the other pursuant to the Warrant.

3. Except as specifically set forth herein, the Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as set forth above.

ROYALTYTRADERS LLC

By:	/s/ Sean Peace
Sean Peace, President

HOLDER

/s/ ALEX GUIVA
ALEX GUIVA